Exhibit 3.1

BY-LAWS

OF

THE WILLIAMS COMPANIES, INC.

(hereinafter called the “Company”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meetings of the Stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meetings shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meetings. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Restated Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either the Chairman of the Board, if one has been elected, or the President, and shall be called by either such officer or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Only such business shall be conducted at a Special Meeting as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

Section 4. Quorum. Except as otherwise provided by law or by the Restated Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a written notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5. Voting. At each meeting of stockholders held for any purpose, each stockholder of record of Common Stock entitled to vote thereat shall be entitled to one vote for every share of such stock standing in such stockholder’s name on the books of the Company on the date determined in accordance with Section 5 of Article V of these By-laws, and each stockholder of record of Preferred Stock entitled to vote thereat shall be entitled to the vote as set forth in the resolution or resolutions of the Board of Directors providing for such series for each share of Preferred Stock standing in such stockholder’s name on the books of the Company on the date determined in accordance with Section 5 of Article V of these By-laws. On any matter on which the holders of the Preferred Stock or any series thereof shall be entitled to vote separately as a class or series, they shall be entitled to one vote for each share held.

Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by a proxy signed by such stockholder or such stockholder’s attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise provided by law or by the Restated Certificate of Incorporation, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class, present in person or represented by proxy, shall be the act of such class.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of Directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

Section 6. List of Stockholders Entitled to Vote. The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder or person representing a stockholder by proxy, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Company who is present.

Section 7. Stock Ledger. The stock ledger of the Company shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

Section 8. Nature of Business at Meetings of Stockholders. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any Stockholder of the Company who is a Stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of Stockholders entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section 8 or, in the case of nominations for the election of Directors, who complies with the notice procedures set forth in Section 1 of Article III.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such public disclosure of the date of the Annual Meeting was made. In no event shall the public disclosure of an adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

To be in proper written form, a Stockholder’s notice to the Secretary must set forth: (a) as to each matter such Stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of such Stockholder and the beneficial owner (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), if any, on whose behalf the proposal is made; (b) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of such Stockholder, and the name and address of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are owned of record by such Stockholder and such beneficial owner as of the date of the notice, and a representation that the Stockholder will notify the Company in writing within five (5) business days after the record date for the Annual Meeting of the class or series and number of shares of capital stock of the Company owned of record by the Stockholder and such beneficial owner as of the record date for the Annual Meeting, and (iii) a representation that the Stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting; (c) as to the Stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the proposal is made, as to such beneficial owner (i) the class or series and number of shares of capital stock of the Company that are beneficially owned by such Stockholder or beneficial owner as of the date of the notice, and a representation that the Stockholder will notify the Company in writing within five (5) business days after the record date for the Annual Meeting of the class or series and number of shares or capital stock of the Company beneficially owned by such Stockholder or beneficial owner as of the record date for the Annual Meeting, (ii) a description of any agreement, arrangement or understanding in connection with the proposal of such business between or among such Stockholder or beneficial owner and any other person or persons (including their names), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the Stockholder or beneficial owner) and a representation that the Stockholder will notify the Company in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder or beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit from changes in the share price of any class of the Company’s capital stock, or increase or decrease the voting power of the Stockholder or beneficial owner with respect to shares of stock of the Company, and a representation that the Stockholder will notify the Company in writing within five (5) business days after the record date for the Annual Meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (iv) a representation as to whether the Stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the business, and/or otherwise to solicit proxies from Stockholders in support of such business.

The foregoing notice requirements shall apply to all proposals made by Stockholders other than those proposals made in compliance with Rule 14a-8 under the Exchange Act that have been included in a proxy statement prepared by the Company to solicit proxies for such Annual Meeting. A Stockholder seeking to include a proposal in the Company’s proxy statement pursuant to Rule 14a-8 must comply with Rule 14a-8 and any other applicable Exchange Act requirements.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 8 or, in the case of nominations for the election of Directors, in accordance with the procedures set forth in Section 1 of Article III; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 8 shall be deemed to preclude discussion by any Stockholder of any such business. If the Chairman of the Board determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman of the Annual Meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, unless otherwise required by law, if the Stockholder does not provide the information required under clauses (b)(ii) and (c)(i)-(iii) of this Section 8 to the Company within five (5) business days following the record date for the Annual Meeting or if the Stockholder does not appear in person or through a legally qualified representative at the Annual Meeting to present proposed business, such business shall not be transacted, notwithstanding that Stockholders may have already submitted proxies to the Company in respect of such business.

ARTICLE III

DIRECTORS

Section 1. Number, Nomination, and Election of Directors. The number of Directors constituting the Board of Directors shall be no more than seventeen nor less than five, the precise number within such limitations to be fixed by resolution of the Board of Directors from time to time. Except as provided in Section 2 of this Article III, a nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of Stockholders for which (i) the Secretary of the Company receives a notice that a Stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for Stockholder nominees for Director set forth in this Article III, Section 1, and (ii) such nomination has not been withdrawn by such Stockholder on or prior to the day next preceding the date the Company first mails its notice of meeting for such meeting to the Stockholders. If Directors are to be elected by a plurality of the votes cast, Stockholders shall not be permitted to vote against a nominee. Each Director so elected shall hold office until the third Annual Meeting of Stockholders following such election and until a successor is duly elected and qualified, or until earlier resignation or removal. Any Director may resign at any time upon notice to the Company. Directors need not be stockholders.

Notwithstanding the foregoing, whenever the holders of any Preferred Stock, as may at any time be provided in the Restated Certificate of Incorporation or in any resolution or resolutions of the Board of Directors establishing any such Preferred Stock, shall have the right, voting as a class or as classes, to elect Directors at any Annual or Special Meeting of Stockholders, the then authorized number of Directors of the Company may be increased by such number as may therein be provided, and at such meeting the holders of such Preferred Stock shall be entitled to elect the additional Directors as therein provided. Any Directors so elected, unless so reelected at the Annual Meeting of Stockholders or Special Meeting held in place thereof, next succeeding the time when the holders of any such Preferred Stock became entitled to elect Directors as above provided, shall not hold office beyond such Annual or Special Meeting. Any such provision for election of Directors by holders of the Preferred Stock shall apply notwithstanding the maximum number of Directors set forth in the provisions hereinabove.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Company, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any Stockholder of the Company who is a Stockholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of Stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.

In addition to any other applicable requirements, for a nomination to be made by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an Annual Meeting, no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provide however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment or postponement of an Annual or Special Meeting commence a new time period (or extend any timer period) for the giving of a Stockholder’s notice as described above.

To be in proper written form, a Stockholder’s notice to the Secretary must set forth: (a) as to each person whom the Stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A of the Exchange Act, and (v) such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Company; (b) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and record address of such Stockholder and the name and address of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are owned of record by such Stockholder and such beneficial owner as of the date of the notice, and a representation that the Stockholder will notify the Company in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of capital stock of the Company owned of record by the Stockholder and such beneficial owner as of the record date for the meeting, and (iii) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (c) as to the Stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner (i) the class or series and number of shares of capital stock of the Company that are beneficially owned by such Stockholder or beneficial owner as of the date of the notice, and a representation that the Stockholder will notify the Company in writing within five (5) business days after the record date for such meeting of the class or series and number of shares or capital stock of the Company beneficially owned by such Stockholder or beneficial owner as of the record date for the meeting, (ii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Stockholder or beneficial owner and any other person or persons (including their names), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the Stockholder or beneficial owner) and a representation that the Stockholder will notify the Company in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,, (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder or beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit from changes in the share price of any class of the Company’s capital stock, or increase or decrease the voting power of the Stockholder or beneficial owner with respect to shares of stock of the Company, and a representation that the Stockholder will notify the Company in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (iv) a representation as to whether the Stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee, and/or otherwise to solicit proxies from Stockholders in support of such nomination. Such notice must be accompanied by (i) a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected, and (ii) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Director Resignation Policy set forth in the Company’s Corporate Governance Guidelines.

No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1, unless otherwise required by law, if the Stockholder does not provide the information required under clauses (b)(ii) and (c)(i)-(iii) of this Section 1 to the Company within five (5) business days following the record date for the meeting or if the Stockholder does not appear in person or by proxy at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. Nothing in this Section 1 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2. Vacancies. Subject to the provisions of the Restated Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office for a term that shall coincide with the unexpired portion of the term of that directorship, and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3. Duties and Powers. The business of the Company shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors of the Company may hold meetings, both regular and special, within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one has been elected, or by the President or any three Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Actions of the Board. Unless otherwise provided by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Restated Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Company, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware law to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any By-law of the Company. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and such compensation for serving as a Director and attending each meeting of the Board of Directors as may be fixed from time to time by resolution of the Board. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may also be paid such compensation for committee service or for attending committee meetings as the Board may establish from time to time.

ARTICLE IV

OFFICERS

Section 1. General. The officers shall be elected by the Board of Directors and shall include a President, a Secretary and a Treasurer and, at the discretion of the Board of Directors, may include a Chairman of the Board, one or more Vice Presidents and such other officers as the Board of Directors may from time to time deem necessary or appropriate. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Restated Certificate of Incorporation or these By-laws. The officers need not be stockholders nor, except in the case of the Chairman of the Board, need such officers be Directors.

Section 2. Election. The Board of Directors shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers shall hold office until their successors are chosen and qualified, or until their death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office shall be filled by the Board of Directors.

Section 3. Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, any Vice President or the Secretary, and any such officer may in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chief Executive Officer. If no Chairman of the Board has been elected, the President shall be the Chief Executive Officer. If a person has been elected as both Chairman of the Board and President, that person shall be the Chief Executive Officer. Otherwise, if a Chairman of the Board has been elected, the Board of Directors shall designate either the Chairman of the Board or the President as Chief Executive Officer. Subject to the directions of the Board of Directors or any duly authorized committee of Directors, the Chief Executive Officer shall direct the policy of the Company and shall have general direction of the Company’s business, affairs and property and over its several officers, in addition to his duties set forth in Section 5 or 6 of this Article IV, as the case may be.

Section 5. Chairman of the Board. If one has been elected, the Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and of the stockholders. The Chairman of the Board may, with the Treasurer or the Secretary, or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Company and any other documents, of whatever nature, in the name of the Company, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by a duly authorized committee of Directors, or by these By-laws to some other officer or agent of the Company, or shall be required by law otherwise to be signed or executed and shall perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of Directors.

Section 6. President. The President, unless he is serving as Chief Executive Officer, shall be responsible to the Chairman of the Board. During the absence or disability of the Chairman of the Board, or if one shall not have been elected, the President shall exercise all the powers and discharge all the duties of the Chairman of the Board. The President may, with the Treasurer or the Secretary, or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Company and any other documents, of whatever nature, in the name of the Company, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by a duly authorized committee of Directors, or by these By-laws, to some other officer or agent of the Company, or shall be required by law otherwise to be signed or executed and shall perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of Directors.

Section 7. Vice Presidents. In the absence of the President or in the event of inability or refusal of the President to perform the duties of his office, the Vice Presidents (including the Vice Presidents designated as the General Counsel and the Chief Financial Officer), if any have been elected, in the order designated by the Board of Directors or, in the absence of such designation, in the order of seniority in office, shall perform the duties and possess the authority and powers of the President. Any Vice President may also sign and execute in the name of the Company deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by a duly authorized committee of Directors, or by these By-laws, to some other officer or agent of the Company, or shall be required by law otherwise to be signed or executed. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all of the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform, or cause to be performed, like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. If the Secretary shall be unable or shall refuse to cause notice to be given of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chairman of the Board, if one has been elected, or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by such officers a signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions of the Treasurer and of the financial condition of the Company.

Section 10. Assistant Secretaries. Except as may be otherwise provided in these By-laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President or the Secretary, and in the absence of the Secretary or in the event of the disability or refusal of the Secretary to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President or the Treasurer, and in the absence of the Treasurer or in the event of the disability or refusal to act of the Treasurer, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.

ARTICLE V

STOCK

Section 1. Form of Certificates; Uncertificated Shares. Shares of stock in the Company may be represented by certificates or may be issued in uncertificated form in accordance with Delaware law. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate unless and until the certificate is surrendered to the Company. Every holder of stock in the Company represented by certificates shall be entitled to have a certificate signed in the name of the Company (i) by the Chairman of the Board, if one has been elected, or the President; and (ii) by the Secretary or an Assistant Secretary of the Company, certifying the number of shares represented.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Company with the same effect as if such officer or entity were an officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company and its transfer agents and registrars with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 4. Transfers. Stock of the Company shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Company only upon authorization by the stockholder of record or by such person’s attorney lawfully constituted in writing and filed with the Secretary of the Company, or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon the surrender of the certificate therefor, which shall be canceled before a new certificate or uncertificated shares shall be issued.

Section 5. Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action for which a record date is required. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Restated Certificate of Incorporation or these By-laws, to be given to any Director, member of a committee or stockholder, such notice may be given by mail, addressed to such Director, member of a committee or stockholder, at such address as appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Restated Certificate of Incorporation or these By-laws, to be given to any Director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 4. By-laws Subject to Law and Restated Certificate of Incorporation of the Company. Each provision of these By-laws is subject to any contrary provision of the Restated Certificate of Incorporation of the Company or of an applicable law as from time to time in effect, and to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as such inconsistency shall exist, but for all other purposes these By-laws shall continue in full force and effect.

ARTICLE VIII

INDEMNIFICATION

Section 1. Right to Indemnification. Each person (hereinafter referred to as an “indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (a) is or was an employee providing service to an employee benefit plan in which the Company or any of its subsidiaries or affiliates participates or is a participating company or (b) is or was a director or an officer of the Company or is or was serving at the request of the Company as a director or officer (including elected or appointed positions that are equivalent to director or officer) of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer (or equivalent) or in any other capacity while serving as a director or officer (or equivalent), shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Company.

Section 2. Advancement of Expenses.

(a) In addition to the right to indemnification conferred in Section 1 of this Article VIII, each director and each Section 16 officer, as determined by the Chief Executive Officer of the Company in accordance with Section 16a1-f of the Exchange Act (hereinafter referred to as a “Section 16 officer”), shall, to the fullest extent not prohibited by law, also have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or any such officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2(a) of this Article VIII or otherwise.

(b) In addition to the right to indemnification conferred in Section 1 of this Article VIII and except for the Section 16 officers covered under Section 2(a) above, any other officer entitled to indemnification in Section 1 shall, to the fullest extent not prohibited by law, also have the right to be paid by the Company an advancement of expenses, provided, however, that (i) if the DGCL requires an advancement of expenses incurred by an indemnitee in his or her capacity as an officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final adjudication that such indemnitee is not entitled to be indemnified for such expenses under this Section 2(b) of this Article VIII or otherwise, and (ii) unless otherwise available pursuant to Section 4, the Company shall not advance or continue to advance expenses to any officer covered under this Section 2(b) of this Article VIII in any proceeding if a determination is reasonably and promptly made (x) by the Board of Directors by a majority vote of directors who are not party to the proceeding with respect to which an advancement of expenses is sought, even though less than a quorum, (y) by a majority vote of a committee of such directors designated by a majority vote of such directors, or (z) if there are no such directors or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such officer acted in bad faith or in a manner that such officer did not believe to be in or not opposed to the best interests of the Company. In no event shall any advance be made in instances where the Board of Directors, a committee or independent legal counsel reasonably determines that such officer deliberately breached such officer’s duty to the Company or its stockholders.

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its directors who are not parties to such proceeding, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its directors who are not parties to such proceeding, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Company.

Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or directors, provisions of the Certificate of Incorporation or these Bylaws or otherwise.

Section 5. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6. Indemnification of Employees and Agents of the Company. Except for those indemnitees entitled to indemnification under Section 1, the Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Company.

Section 7. Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights. Such rights shall vest at the time an indemnitee becomes a director or officer of the Company and shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 8. Settlement of Claims. The Company shall not be liable to indemnify any indemnitee under this Article VIII for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 9. Subrogation. In the event of payment under this Article VIII, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 10. Procedures for Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VIII, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these Bylaws and shall be deemed for all purposes to be a part hereof.

ARTICLE IX

AMENDMENTS

Section 1. Amendments of By-laws. These By-laws may be altered, amended, supplemented or repealed and new By-laws may be adopted by an affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company entitled to vote at any duly constituted Annual or Special Meeting of Stockholders, and, except as otherwise expressly provided in a By-law made by the stockholders, by the Board of Directors at any duly constituted regular or special meeting thereof; provided that no amendment of these By-laws changing the place named therein for the annual election of Directors shall be made within sixty days next before the day on which any such election is to be held.

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